                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

      This Agreement, dated as of August 4, 2000, is made and entered into by and between Avanade Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and Ashish Kumar ("Employee"). For the definitions of certain terms used in this Agreement, see Section 7 below.

      The Company and Employee agree as follows:

SECTION 1. EMPLOYMENT

      1.1 The Company hereby employs Employee, and Employee hereby accepts employment, as an employee of the Company for the Term (as defined in Section 3.1), subject to and in accordance with the provisions of this Agreement.

      1.2 Employee will report to the Chief Executive Officer or his designee. From the date of this Agreement through its termination, Employee will serve in such positions as directed by the Board of Directors of the Company (the "Board") or the Chief Executive Officer.

      1.3 During the Term, Employee will devote his best efforts, special expertise and full business time and attention to the Company's business to the exclusion of all other employment, engagements, consulting or other business activities, unless otherwise approved in writing by the Board or the President. Subject to direction of the Board, Employee will have such duties, responsibilities, powers and authority that are prescribed by the Board, the President or the bylaws of the Company.

SECTION 2. COMPENSATION

      2.1 From the date of this Agreement until otherwise directed by the Board, the Company will pay Employee a base salary at the annual rate of $200,000 prorated on a daily basis for any period less than a full year. Unless otherwise agreed upon by the parties, the Company will pay Employee's base salary accrued in arrears twice monthly, subject to federal income tax and other applicable withholding.

      2.2 In addition to Employee's base salary under Section 2.1, the Company will pay Employee such bonuses and other incentive compensation as may be determined from time to time by the Board. The Employee is initially eligible for a cash bonus with a target of 40%of base salary, subject to the sole and complete discretion of the Compensation Committee of the Board.

EMPLOYMENT AGREEMENT

                                       1
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      2.3 The Company will grant Employee shares of the Company's common stock and options to purchase shares of the Company's common stock as set forth in this Section 2.3. Employee's stock and option grants will be subject in all cases to Board or Compensation Committee approval, and subject to the definitions and other terms and conditions of the Company's 2000 Stock Incentive Plan (as the same may be amended from time to time, the "SIP") and Employee's stock option agreement

            (a) A grant of 100,000 shares of common stock of the Company (the "Grant Shares") at a fair market valuation to be determined by the Board on the date the Board makes the grant and subject to the terms and conditions set forth by the Board in a grant letter to accompany the Grant Shares.

            (b) An option to purchase 236,250 shares of the Company's common stock at a price equal to the fair market value of the common stock on the date the Board makes the grant. This option is subject to a vesting schedule of 25% at the end of year 1 and l/48th every month thereafter (a four-year vesting schedule).

            (c) An option to purchase 78,250 shares of the Company's common stock at a price equal to the fair market value of the common stock on the date the Board makes the grant. This option is subject to a vesting schedule of 25% at the end of year 2 and l/48th every month thereafter (a five-year vesting schedule).

            (d) The stock grant, the options and any shares acquired upon exercise of the options will not be transferable or assignable until the earliest of a qualified IPO of the Company, July 1, 2005, or in the event of certain corporate transactions (as defined in the SIP, the stock option agreements or the grant letter accompanying the Grant Shares).

            (e) The options will be for a term of ten (10) years, subject to earlier termination in the event of any termination of Employee's employment and certain other events as provided for in the SIP or the stock option agreement.

            (f) If your employment terminates prior to a qualified IPO of the Company, July 1, 2005, or certain corporate transactions (as defined in the SIP or the stock option agreements), other than for death or disability, then all of your options will terminate regardless of whether they are vested or unvested, and any shares acquired upon exercise of an option will be subject to repurchase by the Company at the exercise price paid.

EMPLOYMENT AGREEMENT

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            (g)   Your stock option agreement will provide that vesting will be accelerated

                  (i) one year in the event of certain corporate transactions (excluding, for this purpose, acquisitions of control by existing Company shareholders), and

                  (ii) one-hundred percent (100%) if (i) your options are not assumed or replaced by comparable options or cash equivalents of the acquiring company in certain corporate transactions or (ii) your options are assumed in certain corporate transactions, but your employment is terminated by the acquiring company without Cause or if you leave for good reason within three years after the corporate transaction, except that such acceleration will not occur if it would prevent the corporate transaction from otherwise qualifying as a pooling of interests for financial accounting purposes.

      2.4 Upon Employee's receipt of the Grant Shares, the Company will loan Employee the amount of Employee's income and payroll tax liability arising from the receipt of the Grant Shares, which loan will be made pursuant to a full-recourse promissory note in the form of Exhibit A hereto (the "Note"). The Note shall provide for interest at the applicable federal rate on the date of the execution of the Note, and the principal amount payable under the Note shall be amortized as follows: 25% after the first year, and 2.0833% (l/48th) per month thereafter; corresponding interest payments will be made at the time of the principal payments. The Note will be secured by the shares of stock received under Section 2,3(a) pursuant to the pledge agreement attached hereto as Exhibit B.

            (a) During the term of Employee's employment with the Company, immediately prior to the due date of any payment of principal or interest under the Note, the Company will pay to Employee a cash bonus such that, after setting aside an amount equal to Employee's income tax liability on the cash bonus, Employee is left with an amount equal to the loan payment then owed to the Company. The Company's obligations under this Section 2.4(a) shall terminate as of the date of termination of Employee's employment, and any bonus amounts owed by the Company with respect to the first loan payment due following the date of termination shall be prorated through the date of termination.

            (b) For purposes of calculating Employee's income tax liability under this Section 2.4, Employee will be deemed to be subject to taxation at the highest marginal income tax rates imposed on individuals under federal and any applicable state tax laws.

EMPLOYMENT AGREEMENT

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

      2.5 Termination of Employment

            (a) Upon the termination of Employee's employment by the Company for Cause prior to the earlier of (i) a qualified IPO or (ii) July 1, 2005 (such earlier date, a "Share Trigger Event"), all of the Grant Shares shall be returned to the Company in exchange for the cancellation of all amounts owing under the Note and the corresponding loan, and neither the Company nor the Employee shall owe any further amounts to the other with respect to the Grant Shares, such loan or the Note.

            (b) Upon the termination of Employee's employment, other than by the Company for Cause prior to a Share Trigger Event, the Company shall have the right, at its election, to purchase from Employee, and Employee shall have the right, at his or her election, to cause the Company to purchase, the Grant Shares at a purchase price equal to their fair market value. Either party may elect to exercise his, her or its right under this
      Section 2.5(b) by a written notice to the other party. Upon receipt of such written notice by either party, the loan underlying the Note shall accelerate and the principal amount of the Note plus any accrued unpaid interest shall be immediately due and payable in full by Employee. If the Company and the Employee are unable to determine the fair market value of the Grant Shares within 15 business days of the termination of Employee's employment, then each party shall retain an investment banking firm of national reputation to provide a determination of such valuation within 20 business days after the expiration of such 15 business day period. Each of these investment banks shall be directed to consider the value a willing buyer would pay a willing seller for the Company's shares as on an ongoing business entity, without any discount for minority interests but considering all other known facts, events and circumstances as then existing relevant to the value of such interest. In the event that the difference between the valuations provided by the two investment banking firms to the parties (which amount shall be referred to as the "Valuation Difference") does not exceed twenty percent (20%) of the larger of the two valuations, the "fair market value" for purposes hereof shall be the average of the two valuations. If the Valuation Difference exceeds twenty percent (20%) of the larger of the two valuations, the two investment banking firms shall select a third investment banking firm of national reputation to calculate the valuation. If the difference between the valuation determined by the third investment bank (the "Benchmark") and the lower of the two initial valuations is less than one-third of the Valuation Difference, "Fair Market Value" for purposes hereof shall be the average of the Benchmark and the lower of the two initial valuations. If the difference between the Benchmark and the higher of the two initial valuations is less than one-third of the Valuation Difference, "Fair Market Value" for purposes of this Section 2.5(b) shall be the average of the Benchmark and the higher of the two initial valuations. In the event fair market value is not determined by either of the previous two sentences, the fair market value for purposes of this Section 2,5(b) shall be the average of the three valuations.

EMPLOYMENT AGREEMENT

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

      Notwithstanding the foregoing, in no event shall "fair market value" as determined hereunder be greater than the larger of the two initial valuations, or less than the lower of the two initial valuations. The fees and expenses of the initial investment banks selected by each of Employee and the Company in accordance with this provision shall be borne by the party selecting such bank. The fees and expenses of the third investment bank, if any, selected in accordance with this provision shall be shared equally by Employee and the Company.

            (c) Upon the termination of Employee's employment after a Share Trigger Event, the loan shall accelerate and all amounts owed under the Note shall be immediately due and payable in full by Employee.

      2.6 During the Term, the Company will make available to Employee such additional benefits (such as medical, dental, disability and life insurance; vacation, leave and holidays) as the Company may make available to its other employees, all subject to any terms, conditions and other requirements that may be generally applicable to other executive employees of the Company or prescribed by the Board.

      2.7 Except as otherwise provided in Section 3.2 or Section 3.3 or required by applicable law, all compensation and benefits set forth in Section 2 will cease accruing upon termination of the Term.

      2.8 As a condition to Employee's employment with the Company, Employee shall enter into a stockholders' agreement, in substantially the form as is attached hereto as Exhibit C (the "Stockholders' Agreement"), providing that prior to a Qualified IPO (as that term is defined in the SIP), Employee agrees to vote all his or her Grant Shares according to the terms thereof, and granting certain drag-along and tag-along rights.

SECTION 3. TERM AND TERMINATION

      3.1 Employee's employment with the Company is "at will" and may be terminated by the Company or Employee at any time. Accordingly, the Term will commence as of the date of this Agreement and will terminate upon the first of the following to occur:

            (a) either party gives the other notice of termination;

            (b) the Company gives Employee notice of termination for Dissatisfactory Performance;

            (c) the Company gives Employee notice of termination for Cause;

            (d) the Company gives Employee notice of termination in the event of any disability of Employee, whether physical or mental, that prevents Employee from satisfactorily performing his or her duties under this Agreement; or

EMPLOYMENT AGREEMENT

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

            (e) the death of Employee.

      3.2 Employee will not be entitled to any severance payments, other compensation, or release of any obligation under the Business Protection Agreement upon termination of employment or in any other circumstance.

SECTION 4. NO CONFLICTING OBLIGATIONS

      4.1 Employee represents and warrants that Employee's execution, delivery and performance of this Agreement and the performance of Employee's other obligations and duties to the Company will not cause any breach, default or violation under any other employment, nondisclosure, confidentiality, consulting or other agreement to which Employee is a party or by which Employee may be bound.

      4.2 Employee will not use in performance of Employee's work for the Company or disclose to the Company any trade secret or other confidential or proprietary information of any prior employer or other Person if and to the extent that such use or disclosure may cause a breach, default or violation under any obligation or duty that Employee owes to such other Person (e.g., under any agreement or applicable law). Employee represents and warrants that Employee's compliance with this Section 4 will not prohibit, restrict or impair the performance of Employee's work, obligations and duties to the Company.

SECTION 5. MISCELLANEOUS

      5.1 This Agreement will be enforced to the fullest extent permitted by applicable law. If for any reason any provision of this Agreement is held to be invalid or unenforceable to any extent, then

            (a) such provision will be interpreted, construed or reformed to the extent reasonably required to render the same valid, enforceable and consistent with the original intent underlying such provision;

            (b) such provision will be void to the extent it is held to be invalid or unenforceable;

            (c) such provision will remain in effect to the extent that it is not invalid or unenforceable; and

            (d) such invalidity or unenforceability will not affect any other provision of this Agreement or any other agreement.

If the invalidity or unenforceability is due to the unreasonableness of the scope or duration of the provision, the provision will remain effective for such scope and duration as may be determined to be reasonable.

EMPLOYMENT AGREEMENT

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      5.2 Employee will not assign this Agreement or any of his rights or obligations hereunder, either during or after the Term, without the prior written consent of the Company. Subject to the foregoing, this Agreement will be enforceable by and binding upon each of the parties and their respective successors and assigns.

      5.3 The failure of either party to insist upon or enforce strict performance of any of the provisions of this Agreement or to exercise any of its rights or remedies under this Agreement will not be construed as a waiver or a relinquishment to any extent of such party's rights to assert or rely upon any such provision, right or remedy in that or any other instance; rather, the same will be and remain in full force and effect.

      5.4 This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Washington. Employee hereby irrevocably consents to personal jurisdiction and venue in the state and federal courts located in the State of Washington, King County, in connection with any action to interpret or enforce, or otherwise arising out of or relating to, this Agreement. Employee will not bring any action to interpret or enforce, or otherwise arising out of or relating to, this Agreement, other than in the courts specified in this Section 5.4.

      5.5 Any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon personal delivery or upon delivery by confirmed fax to the party to be notified, two (2) business days after deposit with recognized overnight courier service, or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the following address, or at such other address as such party may designate by notice under this paragraph 5.5:

      Company:                       Employee:

      Mitch Hill                     Ashish Kumar
      Chief Executive Officer        Address Redacted
      Avanade Inc.
      701 Fifth Avenue, 35th Floor   [Address]
      Seattle, WA 98104

      5.6 Employee will sign concurrently with this Agreement the attached Confidential Information, Inventions, and Noncompetition Agreement.

      5.7 This Agreement and the Confidentiality Agreement set forth the entire agreement, and supersede any and all prior agreements, of the parties with regard to Employee's employment with the Company, with the exception of the attached Confidential Information, Inventions, and Noncompetition Agreement, which shall constitute a material

EMPLOYMENT AGREEMENT
term of, and is hereby incorporated into, this Agreement. This Agreement may not be amended, except by a writing signed by both parties.

SECTION 6. ARBITRATION OF DISPUTES

      6.1 Any dispute among the parties arising out of or relating to Employee's employment relationship with the Company, or to the termination of that relationship, will be settled by final and binding arbitration as set forth in this Agreement. The following are examples of allegations, claims or disputes that may be arbitrated under this Agreement: constructive discharge or wrongful discharge under statutory or common law; torts or breaches of contract; employment discrimination or retaliation in violation of any applicable federal, state or local statute, ordinance or regulation; violation of any other applicable statute, ordinance or regulation affecting Employee's employment relationship with the Company; or any other claims or disputes that arise out of or relate to the termination of Employee's employment relationship with the Company. However, nothing in this Agreement will require arbitration of any statutory claim that Employee may have if the applicable law precludes entering into a pre-dispute agreement for binding arbitration of that claim. Further, either party may commence litigation within thirty (30) days prior to the date after which the commencement of litigation could be barred by any applicable statute of limitations or other law, rule, regulation or order of similar import or in order to request injunctive or other equitable relief necessary to prevent irreparable harm or any breach or default under, or any threat of any breach or default under, the Business Protection Agreement dated August 7, 2000 by Employee. In such event, the parties will (except as may be prohibited by judicial order) nevertheless continue to follow the procedures set forth in this
Section 6.

      6.2 The arbitration will be conducted under the National Rules for the Resolution of Employment Disputes published by the AAA that are in effect at the time the arbitration notice is given, to the extent that those rules do not conflict with any provision of this Agreement. A copy of the current rules may be obtained from the AAA.

      6.3 Either party may initiate the procedures under this Section 6 by giving the other party written notice of the dispute and invoking the provisions of this Section 6. If, within thirty (30) days after such notification, the parties cannot resolve the dispute, then either party may submit a written demand for arbitration to the other party and to the AAA regional office serving Seattle, which will administer the arbitration. The notice must be received within the applicable statute of limitations if the dispute involves a statutory claim. The written notice will contain a statement setting forth the nature of the dispute, the dollar amount involved, if any, and the specific remedy sought.

      6.4 Upon written demand for arbitration, the parties will attempt to agree upon a mutually acceptable arbitrator. If they cannot arrive at such an agreement, either party may request a list of seven (7) labor and employment arbitrators from the AAA's panel of potential

EMPLOYMENT AGREEMENT
arbitrators. The parties will then alternatively strike potential arbitrators from such list until one remains.

      6.5 The arbitrator will have the authority only to interpret and apply the applicable provisions of this Agreement, and will not add to, subtract from, reform or modify any of the provisions of this Agreement.

      6.6 The arbitrator will determine what discovery will be allowed, consistent with the relevant AAA rules and the expedited nature of arbitration. All discovery allowed will be completed within sixty (60) days of the arbitration notice unless the parties agree otherwise or the arbitrator grants an extension for good cause shown.

      6.7 The arbitration will be held in King County, Washington. If the Company and Employee cannot agree on a specific location or a date and time for the arbitration hearing, the AAA will set the specific location in King County, or the hearing date and time, as necessary.

      6.8 The Company and Employee each have the right to be represented during the arbitration process by legal counsel, or by another representative of its own choosing. Unless applicable law provides otherwise, each party will bear any and all costs associated with its representation. The arbitrator may compel the attendance of witnesses in accordance with RCW 7.04.110 and the relevant AAA rules.

      6.9 Each party will bear the costs of preparing and presenting its case in the arbitration (e.g., costs of its witnesses and attorneys). All other costs of the arbitration (e.g., any fees payable to the AAA, the arbitrator, and court reporter, and the costs of any hearing room or facilities) will be divided equally between the parties.

      6.10 The arbitrator's decision will be final and binding on the parties and their respective successors and assigns; provided, however, that the arbitrator's decision will be subject to judicial review, and the reviewing court may vacate, modify or correct the arbitrator's decision as appropriate,
(i) where the arbitrator's findings of fact are not supported by substantial evidence, (ii) where the arbitrator's conclusions of law are clearly erroneous or (iii) as otherwise provided by applicable law. The arbitrator will have the authority to grant temporary or injunctive relief, specific performance, damages and such other relief as may be appropriate in the circumstances. Judgment upon the arbitration award may be entered in any court having jurisdiction.

SECTION 7. DEFINITIONS

      Whenever used in this Agreement with initial letters capitalized, the following terms will have the following specified meanings:

EMPLOYMENT AGREEMENT

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      "AAA" means the American Arbitration Association, its successor or another arbitration service agreed upon by the parties.

      "BOARD" means the Company's board of directors.

      "CAUSE" means (a) willful misconduct on the part of Employee that has a materially adverse effect on the Company and its Subsidiaries, taken as a whole,
(b) Employee's engaging in conduct that could reasonably result in his or her conviction of a felony or a crime against the Company or which would materially compromise the Company's reputation, as determined in good faith by the Board, or (c) unreasonable refusal by Employee to perform the duties and responsibilities of his or her position in any material respect and the failure of Employee to remedy such nonperformance within 30 days after receipt of written notice from the Company. No action, or failure to act, will be considered "willful" if it is done by Employee in good faith and with reasonable belief that the action or omission was in the best interests of the Company.

      "COMPETING BUSINESS" means any business whose commercial efforts involve the development, marketing, sale, provision, or distribution of products or services in competition with products or services developed, under development, marketed, sold, provided or distributed by the Company.

      "CONFIDENTIALITY AGREEMENT" means the attached Business Protection Agreement.

      "DISSATISFACTORY PERFORMANCE" means dissatisfactory performance other than Cause. Dissatisfactory Performance may include, without limitation, the failure of the Company to achieve revenue, profit, growth, customer satisfaction or other goals established by the Board.

      "PERSON" means any corporation, partnership, trust, association, governmental authority, educational institution, individual or other entity.

      "QUALIFIED PUBLIC OFFERING" shall have the meaning set forth in the Avanade Inc. 2000 Stock Incentive Plan.

      "TERM" means the term of Employee's employment as an employee of the Company pursuant to this Agreement.

                                      * * *

      Employee hereby acknowledges that he or she has carefully read this Agreement, understands its terms and that (i) the same are necessary for the reasonable and proper protection of the Company's business; (ii) the Company has been induced to enter into and continue its relationship with Employee in reliance upon Employee's compliance with the provisions of this Agreement; (iii) every provision of this Agreement is reasonable with respect to its scope and duration; (iv) Employee has had ample opportunity to discuss this

EMPLOYMENT AGREEMENT

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

Agreement with legal counsel of his or her own choosing, and has entered into this Agreement knowingly and voluntarily, without relying on any promises or representations by the Company other than those contained in the text of this Agreement; and (v) Employee has received a copy of this Agreement.

      In witness whereof, the parties have duly executed and entered into this Agreement as of the date first set forth above.

Employee:                            AVANADE INC.:

                                     By /s/ Mitchell C. Hill
                                        --------------------
/s/ A Kumar                          Its: CEO
-----------------
Ashish Kumar

EMPLOYMENT AGREEMENT

                                    EXHIBIT A

                                 PROMISSORY NOTE

$62,500                                                      Seattle, Washington

            For value received, the undersigned promises to pay Avanade Inc., a Delaware corporation (the "Company"), at its principal office the principal sum of $62,500 with interest from the date hereof at a rate of 6.37% per annum, simple interest, on the unpaid balance of such principal sum. The principal shall be due and payable as follows: 25% percent shall be due and payable on the first anniversary of the date of this promissory note (this "Note"), and 2,0833% shall be due and payable each month thereafter. Corresponding interest shall be due and payable at the time principal payments are made.

      If the undersigned's employment with the Company terminates, this Note shall become due and payable in accordance with the terms of Section 2.5 of that Employment Agreement dated as of August 4, 2000 between the undersigned and the Company.

      Principal and interest are payable in lawful money of the United States of America. AMOUNTS DUE UNDER THIS NOTE MAY BE PREPAID AT ANY TIME WITHOUT INTEREST OR PENALTY.

      Should suit be commenced to collect any sums due under this Note, such sum as a court may deem reasonable shall be added hereto as attorneys' fees. The makers and endorsers have severally waived presentment for payment, protest, notice of protest and notice of nonpayment of this Note.

      This Note, which is full recourse, is secured by a pledge of certain shares of Common Stock of the Company and is subject to the terms of a Pledge and Security Agreement between the undersigned and the Company of even date herewith. The undersigned, however, shall remain personally liable for payment of this Note, and assets of the undersigned, in addition to the collateral under the Pledge and Security Agreement, may be applied to the satisfaction of the undersigned's obligations hereunder.

EMPLOYMENT AGREEMENT

      ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                          Dated: August 7, 2000

                                          /s/ A Kumar
                                          ----------------------
                                          Signature

                                          /s/ Ashish Kumar
                                          ----------------------
                                          [Printed Name]

EMPLOYMENT AGREEMENT

                                    EXHIBIT B

                          PLEDGE AND SECURITY AGREEMENT

      This Pledge and Security Agreement (this "Pledge Agreement") is entered into this 4th day of August by and between Avanade Inc., a Delaware corporation (the "Company"), and Ashish Kumar ("Employee").

                                    RECITALS

      In connection with the Company's grant to Employee of Shares of the Company's Common Stock (the "Grant Shares") pursuant to an Employment Agreement dated as of August 4, 2000 between Employee and the Company (the "Employment Agreement"), Company is making a loan (the "Loan") and Employee is delivering a promissory note of even date herewith (the "Note") in an amount equal to the Employee's income and payroll tax liability arising from receipt of the Grant Shares. The Company requires that the Note be secured by a pledge of the Grant Shares and on the terms set forth below.

                                    AGREEMENT

      In consideration of the Company's acceptance of the Note as full or partial payment of the Loan, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. The Note shall become payable in full upon the voluntary or involuntary termination of Employee's employment with the Company for any reason.

      2. Employee shall deliver to the Secretary of the Company, or his or her designee (hereinafter referred to as the "Pledge Holder"), all certificates representing the Grant Shares, together with an Assignment Separate from Certificate in the form attached to this Agreement as ATTACHMENT A executed by Employee and by Employee's spouse (if required for transfer), in blank, for use in transferring all or a portion of the Grant Shares to the Company if, as and when required pursuant to this Pledge Agreement. In addition, if Employee is married, Employee's spouse shall execute the signature page attached to this Pledge Agreement.

      3. As security for the payment of the Note and any renewal, extension or modification of the Note, Employee hereby grants to the Company a security interest in, and pledges to the Company, the Grant Shares (sometimes referred to herein as the "Collateral").

EMPLOYMENT AGREEMENT

      4. In the event that Employee prepays all or a portion of the Note, in accordance with the provisions thereof, Employee intends, unless written notice to the contrary is delivered to the Pledge Holder, that the Grant Shares represented by the portion of the Note so repaid, including annual interest thereon, shall continue to be so held by the Pledge Holder, to serve as independent collateral for the outstanding portion of the Note.

      5. In the event of any foreclosure of the security interest created by this Pledge Agreement, the Company may sell the Grant Shares at a private sale or may itself repurchase the Grant Shares. The parties agree that, prior to the establishment of a public market for the Common Stock of the Company, the securities laws affecting sale of the Grant Shares make a public sale of the Grant Shares commercially unreasonable. The parties further agree that the repurchase of such Grant Shares by the Company, or by any person to whom the Company may have assigned its rights under this Pledge Agreement, is commercially reasonable if made at a price determined by the Board of Directors in its discretion, fairly exercised, representing what would be the fair market value of the Grant Shares reduced by any limitation on transferability, whether due to the size of the block of Grant Shares or the restrictions of applicable securities laws.

      6. In the event of default in payment when due of any indebtedness under the Note, the Company may elect then, or at any time thereafter, to exercise all rights available to a secured party under the Washington Commercial Code including the right to sell the Collateral at a private or public sale or repurchase the Grant Shares as provided above. The proceeds of any sale shall be applied in the following order:

            (a) To the extent necessary, proceeds shall be used to pay all reasonable expenses of the Company in enforcing this Pledge Agreement and the Note, including, without limitation, reasonable attorneys' fees and legal expenses incurred by the Company.

            (b) To the extent necessary, proceeds shall be used to satisfy any remaining indebtedness under Employee's Note.

            (c) Any remaining proceeds shall be delivered to Employee.

      7. Upon full payment by Employee of all amounts due under the Note, Pledge Holder shall deliver to Employee all Grant Shares in Pledge Holder's possession belonging to Employee, and Pledge Holder shall thereupon be discharged of all further obligations under this Pledge Agreement; provided, however, that Pledge Holder shall nevertheless retain the Grant Shares as escrow agent if said Grant Shares are still subject to a repurchase right under the terms of the Employment Agreement (as defined in the grant letter accompanying the Grant Shares) in favor of the Company.

EMPLOYMENT AGREEMENT

The parties have executed this Pledge Agreement as of the date first set forth above.

                                      AVANADE INC.

                                      By: /s/ Mitchell Hill
                                          -----------------

                                      Title: CEO

                                      EMPLOYEE

                                          /s/ A Kumar
                                          -----------------
                                          Ashish Kumar

EMPLOYMENT AGREEMENT

                                  ATTACHMENT A

                           STOCK POWER AND ASSIGNMENT
                           SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED and pursuant to that certain Pledge and Security Agreement dated as of August 4, 2000, the undersigned hereby sells, assigns and transfers unto Avanade Inc. 100,000 Shares of the Common Stock of Avanade Inc., a Delaware corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. 6 delivered herewith, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

      Dated: August 7, 2000

      Signature: A Kumar

      Please print name: Ashish Kumar

      Spouse's signature, if any: M Kumar

      Please print name: Monica Kumar


EMPLOYMENT AGREEMENT

                                    EXHIBIT C

EMPLOYMENT AGREEMENT

                                  AVANADE INC.

                        EMPLOYEE STOCKHOLDERS AGREEMENT

      This EMPLOYEE STOCKHOLDERS AGREEMENT (this "Agreement") dated as of August 4, 2000, by and among Avanade Inc., a Delaware corporation (the "Company"), the holders of shares of Series A Preferred Stock (the "Preferred Shares") listed on Attachment B (collectively, the "Investors," each individually, an "Investor"), and the individuals listed on Attachment A (collectively, the "Employees," and each individually, an "Employee").

      The parties agree as follows:

                                    RECITALS

      The Company and the Employees have entered into certain employment agreements (collectively, the "Employment Agreements," and singularly, an "Employment Agreement") pursuant to which the Company has granted shares of Common Stock of the Company (the "Common Shares") under the terms of the Company's 2000 Stock Incentive Plan (the "SIP"). Under the Employment Agreements, a condition to the Employees' employment with the Company is that the Employees enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which (a) the Employees shall vote their Common Shares granted to them under the SIP ("Grant Shares") and any Common Shares issued to the Employees upon exercise of options to purchase Common Shares under any stock option plan of the Company (such Common Shares are referred to herein collectively with the Grant Shares as "Shares"), (b) the Investors are granted certain drag-along rights, and (c) the Employees are granted certain tag-along rights. The Company, the Employees and the Investors each desire to facilitate the voting arrangements, the limitation of certain rights of the Investors to treat sales of the Company as a deemed liquidation, and the granting of drag-along rights and tag-along rights set forth in this Agreement by agreeing to the terms and conditions set forth below.

                                   AGREEMENT

                          ARTICLE I - VOTING AGREEMENT

1.1   VOTING OF SHARES

      During the term of this Agreement, Employees shall vote all their Shares with and in proportion to how the Investors vote their Preferred Shares.

1.2   NO REVOCATION

      The voting agreement contained herein is coupled with an interest and may not be revoked during the term of this Agreement.

                        ARTICLE II - DEEMED LIQUIDATIONS

      No Investor shall at any time hereafter exercise any right it may have under Section B.3(c) of Article Fifth of the Restated and Amended Certificate of Incorporation of the Company as in effect as of the date of this Agreement to treat a sale of shares of stock of the Company, a merger or consolidation of the Company, a sale, lease or transfer of assets of the Company, or any other transaction described therein as a liquidation, dissolution or winding up of the Company. The preceding prohibition shall apply to the successors and assigns of the Investors, and it shall apply whether or not the transaction in question is a Qualified Offer (as hereinafter defined).

                  ARTICLE III - DRAG-ALONG AND TAG-ALONG RIGHTS

3.1   NOTICE OF SALE

      In the event any Investor has received a bona fide third-party offer for the transfer of two-thirds or more of the outstanding shares of capital stock of the Company that it intends to accept for which the consideration to be received by the Investor is cash or substantially all cash (a "Qualified Offer"), such Investor shall promptly deliver to the Company, the Employees and the other Investor written notice of the sale ("Notice of Sale") and the basic terms and conditions thereof, including the identity of the proposed purchaser.

3.2   GRANT OF DRAG-ALONG RIGHT

      In the event one or more Investors holding an aggregate of two-thirds or more of the outstanding capital stock of the Company elect to accept a Qualified Offer, then that Investor or Investors (the "Selling Investors") shall have the right to require that all or any portion of the Employees' (collectively, the "Drag-Along Employees," and each individually, a "Drag-Along Employee") include the same portion (as determined below) of their Shares in the sale in accordance with the terms of the Notice of Sale; provided, however, that the Selling Investors shall not have such drag-along right with respect to any Drag-Along Employee's capital stock unless (a) such transaction for the sale of the Selling Investors' capital stock (excluding the Drag-Along Shares, as defined below, but including any other shares of capital stock voluntarily being sold with the Selling Investors' shares) represents the sale of more than two-thirds of the outstanding capital stock of the Company and (b) holders of at least two-thirds of the capital stock then owned by the Investors consent to such transaction and at least two-thirds of the capital stock then owned by the Investors is included in such transaction.

      Each Drag-Along Employee can be required to sell pursuant to this Section
3.2 that number of Shares equal to the product obtained by multiplying (a) a fraction, the numerator of which is the aggregate number of Common Shares or Preferred Shares (on an as-converted to Common Shares basis), as the case may be, to be transferred by the Selling Investors and the denominator of which is the aggregate number of Common Shares and Preferred Shares (on an as-converted to Common Shares basis), as the case may be, owned by the Selling

Investors at the time of transfer by (b) the aggregate number of Shares owned by such Drag-Along Employee. The Selling Investors will notify the Drag-Along Employees of the required transfer at least ten (10) calendar days prior to such transfer.

      The drag-along right of the Selling Investors shall be subject to the terms and conditions set forth in this Section 3.2.

      (a) Each Employee and Investor shall be deemed to own the number of shares of Grant Shares or Common Stock that such Employee or Investor actually holds, plus, in the case of any Investor, the number of shares of Common Stock that are issuable upon conversion of any shares of Series A Preferred Stock then held by such Investor.

      (b) The consideration to be received by such Drag-Along Employee for his or her Drag-Along Shares will equal the amount of such consideration that would be received in respect of such Drag-Along Shares if the Preferred Shares had been converted into Common Shares immediately prior to such event, without regard to any liquidation preference of the Preferred Shares.

      (c) Each Drag-Along Employee or Tag-Along Employee (as defined below) required or permitted to participate in the sale shall deliver to the Selling Investor all of the Shares that it is required or permitted to sell pursuant to
Section 3.2 (the "Drag-Along Shares") or pursuant to Section 3.3 (the "Tag-Along Shares") in one or more certificates, properly endorsed for transfer, which represent the Drag-Along Shares or Tag-Along Shares.

3.3   GRANT OF TAG-ALONG RIGHT

      In the event one or more Investors holding an aggregate of two-thirds or more of the outstanding capital stock of the Company elect to accept a Qualified Offer, but decline to exercise the drag-along rights it would otherwise have pursuant to Section 3.2, then the Employees who would have been Drag-Along Employees if the Selling Investor had exercised its drag-along rights (collectively, the "Tag-Along Employees," and each individually, a "Tag-Along Employee") shall have the right to include that portion of their Shares in the sale as set forth below in accordance with the terms of the Notice of Sale. The tag-along right of the Tag-Along Employees shall be subject to the terms and conditions set forth in this Section 3.3.

      Each Tag-Along Employee shall exercise its rights under this Section 3.3 by written notice to the Selling Investors. To the extent that one or more of the Tag-Along Employees exercise such right of participation as provided in the preceding sentence in accordance with the terms and conditions set forth below, the number of Preferred Shares or Common Shares that the Selling Investors may sell in the transaction shall be correspondingly reduced.

      (a) Each Tag-Along Employee who elects pursuant to this Section 3.3 may sell all or any part of that number of Shares equal to the product obtained by multiplying (i) the aggregate number of Common Shares or Preferred Shares (on an as-converted to Common

Shares basis), as the case may be, to be sold by the Selling Investors by (ii) a fraction, the numerator of which is the aggregate number of outstanding Shares owned by the Tag-Along Employee at the time of the transfer and the denominator of which is the total number of Common Shares and Preferred Shares (on an as-converted to Common Shares basis) outstanding at the time of Transfer.

      (b) The consideration to be received by the Tag-Along Employee for its Tag-Along Shares will equal the amount of such consideration that would be received in respect of such Tag-Along Shares if the Preferred Shares had been converted into Common Shares immediately prior to such event, without regard to any liquidation preference of the Preferred Shares.

3.4   PAYMENT OF PROCEEDS

      The stock certificates that the Drag-Along Employees or Tag-Along Employees deliver to the Selling Investor pursuant to Section 3.2 shall be transferred by the Selling Investor to the purchaser described in the Notice of Sale in consummation of the sale pursuant to the terms and conditions specified in the Notice of Sale, and the Selling Investor shall remit, concurrent with the closing of such sale, to the Drag-Along Employees or Tag-Along Employees that portion of the sale proceeds to which the Drag-Along Employees or Tag-Along Employees are entitled by reason of their participation in such sale.

                        ARTICLE IV - LEGEND REQUIREMENTS

4.1   LEGEND

      Each certificate representing Shares held by the Employees or any assignee of the Employees shall bear the following legend:

      "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A STOCKHOLDERS AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID STOCKHOLDERS AGREEMENT."

4.2   REMOVAL OF LEGEND

      At any time after the termination of this Agreement in accordance with
Article IV, any holder of a stock certificate legended pursuant to Section 4.1 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

                             ARTICLE V - TERMINATION

5.1   TERMINATION EVENTS

      This Agreement shall terminate upon the closing of a Qualified IPO (as defined in the SIP).

5.2   TERMINATION OF EMPLOYEE'S EMPLOYMENT; NO EFFECT

      In the event that pursuant to an Employment Agreement, an Employee's employment with the Company is terminated and the Shares are returned to, or repurchased by, the Company, this Agreement shall continue uninterrupted and in full force and effect as between the Company, the Investors and the remaining Employees.

                     ARTICLE VI - MISCELLANEOUS PROVISIONS

6.    MISCELLANEOUS

      6.1   SUCCESSORS AND ASSIGNS

      The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      6.2   AMENDMENTS AND WAIVERS

      Any term hereof may be amended or waived only with the written consent of the Company, holders of at least a majority of the Grant Shares held by the Employees, and Investors. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon the Company, the Investors and any holders of the Employees' shares, and each of their respective successors and assigns.

      6.3   NOTICES

      Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature page or on Exhibit A hereto, or as subsequently modified by written notice.

      6.4   SEVERABILITY

      If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

      6.5   GOVERNING LAW

      This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

      6.6   COUNTERPARTS

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

      6.7   TITLES AND SUBTITLES

      The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      6.8   ADDITION OF EMPLOYEES

      Notwithstanding anything to the contrary contained herein, if the Company shall subsequently issue Grant Shares to an employee who is required by the compensation committee administering the SIP to execute this Agreement, such employee shall become a party to this Agreement by executing and delivering an endorsement in the form of Exhibit A to this Agreement. Upon such execution, such employee shall be deemed an "Employee" hereunder and shall be entitled to the rights and shall be subject to the obligations contained herein, and this Agreement shall be enforceable against such employee in accordance with its terms, and Attachment A shall be amended to reflect the execution of the endorsement by such employee.

                          [Signature Pages Follow.]

      IN WITNESS WHEREOF, the parties hereto have executed this Employee Stockholders Agreement as of the date first written above.

                                     COMPANY

                                     AVANADE INC.

                                     By: /s/ Mitchell Hill
                                         ---------------------------------------

                                         ---------------------------------------
                                         President and Chief Executive Officer

                                     Address: 701, Fifth Ave. Suite 3500
                                              Seattle, WA 98104

STOCKHOLDERS AGREEMENT                                                    8/4/00

      IN WITNESS WHEREOF, the parties hereto have executed this Employee Stockholders Agreement as of the date first written above.

                                     INVESTOR

                                     MICROSOFT CORPORATION

                                     By: /s/ John G. Connors
                                         ---------------------------------------
                                     Its: Chief Financial Officer

                            Address: One Microsoft Way
                                     Redmond WA 98052

                                     INVESTOR

                                     ANDERSEN CONSULTING LLP

                                     By: /s/ Jackson L. Wilson Jr.
                                         ---------------------------------------

                                     ITS: PARTNER

                            Address: 1661 PAGE MILL ROAD
                                     PALO ALTO, CA 94304

      IN WITNESS WHEREOF, the parties hereto have executed this Employee Stockholders Agreement as of the date first written above.

                                     EMPLOYEE

                                     /s/ Ashish Kumar

                                     Signature: A Kumar

                            Address: 16 COTTON WOOD DRIVE
                                     WEST WINDSOR NJ 08550

                                     EMPLOYEE
                                     ____________________

                                     Signature: ________________________________

                            Address: ___________________________________________
                                     ___________________________________________

                                     EMPLOYEE
                                     ___________________________________________

                                     Signature: ________________________________

                            Address: ___________________________________________
                                     ___________________________________________

                                  ATTACHMENT A

                                LIST OF EMPLOYEES

                                                               COMMON
                                                               STOCK
EMPLOYEE                                                   NO. OF SHARES
------------------------------------------------------     -------------
Mitchell C. Hill .....................................         750,000

Richard L. Mahoney ...................................         250,000

Ashish Kumar .........................................         100,000

Joseph Van Winkle ....................................          50,000

___________________ ..................................

___________________ ..................................

    Total ............................................       1,150,000
                                                             ---------

                                  ATTACHMENT B

                               LIST OF INVESTORS

                                                         SERIES A PREFERRED STOCK
INVESTOR                                                      NO. OF SHARES
-------------------------------------------------------  ------------------------
Microsoft Corporation .................................       49,000,000
Andersen Consulting LLP ...............................       51,000,000

ATTACHMENT B

                                    EXHIBIT A
                                   ENDORSEMENT

      The undersigned, a shareholder of Avanade Inc., a Delaware corporation (the "Company"), hereby agree to the terms and conditions of the Employee Stockholders Agreement dated August 4, 2000, originally entered into by and among the Company and the other parties listed on the signature pages hereto and acknowledges receipt of a copy of such Employee Stockholder Agreement and agrees to be bound as an Employee hereunder.

Date: August 7, 2000
                                     /s/ A Kumar
                                     ------------------------------
                                     Signature of Shareholder

                                     Print Name: Ashish Kumar

                                     Address: 16 Cotton Wood Drive
                                              West Windsor, NJ 08550

SHAREHOLDERS AGREEMENT